EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
Richard L. Dunn, Senior Vice President
and CFO
(561) 627-7171

Palm Beach Gardens, Florida	February 27, 2007
DYCOM ANNOUNCES FISCAL 2007 SECOND QUARTER EARNINGS AND
PROVIDES GUIDANCE FOR THE THIRD QUARTER OF FISCAL 2007
Palm Beach Gardens, Florida, February 27, 2007—Dycom Industries, Inc. (NYSE Symbol: “DY”) announced its results today for the second quarter ended January 27, 2007. The Company reported income from continuing operations and net income for the quarter ended January 27, 2007 of $5.6 million, or $0.14 per common share diluted, versus income from continuing operations and net income for the quarter ended January 28, 2006 of $3.9 million, or $0.10 per common share diluted. Total contract revenues from continuing operations for the quarter ended January 27, 2007 were $258.3 million compared to $237.1 million for the quarter ended January 28, 2006, an increase of 8.9%. Stock based compensation expense for the quarter ended January 27, 2007 and quarter ended January 28, 2006 was $1.6 million and $0.9 million, respectively, on a pre-tax basis.
For the six months ended January 27, 2007 income from continuing operations was $15.2 million, or $0.37 per common share diluted. For the six months ended January 28, 2006 income from continuing operations was $14.4 million, or $0.33 per common share diluted. Net income was $15.1 million, or $0.37 per common share diluted for the six months ended January 27, 2007, versus net income of $14.6 million, or $0.33 per common share diluted for the six months ended January 28, 2006. Total contract revenues from continuing operations for the six months ended January 27, 2007 were $528.8 million compared to $490.7 million for the six months ended January 28, 2006, an increase of 7.8%. Stock based compensation expense for the six months ended January 27, 2007 and the six months ended January 28, 2006 was $3.3 million and $1.9 million, respectively, on a pre-tax basis.
The Company has reported the results of Apex Digital, LLC as discontinued operations in the accompanying financial information. In August 2006, Apex notified its primary customer of its intention to cease performing installation services in February 2007. Effective December 2006, this customer transitioned its installation service requirements to other providers.
Dycom also announced its outlook for the third quarter of fiscal 2007. The Company currently expects revenue from continuing operations for the third quarter of fiscal 2007 to range from $275 million to $295 million and diluted earnings per share from continuing operations to range from $0.23 to $0.28, including stock based compensation expense of approximately $1.5 million on a pre-tax basis. Management believes that discontinued operations will not have a material impact on the quarter.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, February 28, 2007; Call 877-209-0397 (United States) or 612-332-1213 (International) and request “Dycom Earnings” conference call. A live webcast of the conference call will be available at http://www.dycomind.com. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast will also be available at http://www.dycomind.com until Friday, March 30, 2007.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground locating services to various utilities, including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2007 second quarter and six-month results are preliminary and are unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues, stock-based compensation expense and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, whether our recent acquisition can be efficiently integrated into our existing operations, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
January 27, 2007 and July 29, 2006
Unaudited

	January 27,	July 29,
	2007	2006
	($ in 000's)
ASSETS
Current Assets:
Cash and equivalents	$14,445	$27,268
Accounts receivable, net	120,052	143,099
Costs and estimated earnings in excess of billings	80,886	79,546
Deferred tax assets, net	14,216	12,793
Inventories	8,350	7,095
Other current assets	12,646	9,311
Current assets of discontinued operations	6,152	5,196

Total current assets	256,747	284,308

Property and equipment, net	154,354	125,393
Intangible assets, net	319,113	265,133
Other	13,371	13,928
Non-current assets of discontinued operations	121	1,253

Total	$743,706	$690,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$26,668	$25,715
Current portion of debt	3,343	5,169
Billings in excess of costs and estimated earnings	584	397
Accrued self-insured claims	28,410	25,886
Income taxes payable	1,198	4,979
Other accrued liabilities	45,871	44,337
Current liabilities of discontinued operations	5,047	5,311

Total current liabilities	111,121	111,794

Long-term debt	174,517	150,009
Accrued self-insured claims	30,689	30,770
Deferred tax liabilities, net non-current	17,357	6,576
Other liabilities	1,310	289
Non-current liabilities of discontinued operations	1,283	1,122
Stockholders’ Equity	407,429	389,455

Total	$743,706	$690,015

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	January 27,	January 28,	January 27,	January 28,
	2007	2006	2007	2006
	(In 000's, except per share amounts)
Contract revenues	$258,293	$237,091	$528,846	$490,733

Cost of earned revenues	210,771	196,994	428,536	404,272
General and administrative expenses (1)	21,395	18,552	43,074	37,377
Depreciation and amortization	14,142	11,776	26,637	22,817

Total	246,308	227,322	498,247	464,466

Interest income	234	523	627	1,212
Interest expense	(3,953)	(4,007)	(7,710)	(4,873)
Other income, net	1,129	240	1,624	1,325

Income from continuing operations before income taxes	9,395	6,525	25,140	23,931

Provision for income taxes	3,747	2,654	9,966	9,540

Income from continuing operations	5,648	3,871	15,174	14,391

Income (loss) from discontinued operations, net of tax	(63)	—	(29)	202

Net income	$5,585	$3,871	$15,145	$14,593

Earnings per common share — Basic:

Income from continuing operations	$0.14	$0.10	$0.38	$0.33
Income (loss) from discontinued operations	—	—	—	0.01

Net income	$0.14	$0.10	$0.38	$0.34

Earnings per common share — Diluted:

Income from continuing operations	$0.14	$0.10	$0.37	$0.33
Income (loss) from discontinued operations	—	—	—	—

Net income	$0.14	$0.10	$0.37	$0.33

Shares used in computing earnings per common share (2):
Basic	40,295,932	40,058,234	40,253,498	43,533,157

Diluted	40,599,162	40,274,160	40,553,092	43,738,518

(1)	Includes stock-based compensation expense of $1.6 million and $3.3 million for the three and six months ended January 27, 2007, respectively, and $0.9 million and $1.9 million for the three and six months ended January 28, 2006, respectively.

(2)	The Company purchased 8.76 million common shares on October 11, 2005 pursuant to a “Dutch Auction” tender offer.